Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Investor Relations:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

Elif McDonald

905-695-7607

elif.mcdonald@valeant.com

Media:

Renee E. Soto/Meghan Gavigan

Sard Verbinnen & Co.

212-687-8080

rsoto@sardverb.com / mgavigan@sardverb.com

VALEANT PHARMACEUTICALS REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

2015 Third Quarter Results

•	Total Revenues of $2.8 billion; an increase of 36% over the prior year despite negative foreign exchange impact of $172 million

•	Same store sales organic growth of 13%; 5th consecutive quarter of > 10% organic growth, driven by:

•	Continued outperformance of U.S. businesses, particularly dermatology and contact lens

•	Strong results in China (23%), South Korea (15%) and Mexico (10%)

•	Total company growth was 8.2% volume and 4.4% price

•	U.S. branded pharmaceuticals growth was 18.8% volume and 15.2% price

•	Excluding the impact from genericization of Targretin Capsules during the quarter, same store sales organic growth would have been 14%

•	Impact from generic Xenazine expected fully in fourth quarter

•	Salix revenue was $461 million

•	Strong Xifaxan script uptake following IBS-D approval

•	Salix wholesaler inventory levels reduced from 3-3.5 months to 2-2.5 months

•	GAAP EPS $0.14; Cash EPS $2.74, an increase of 30% over prior year despite the negative foreign exchange impact of $0.13 versus the prior year

•	GAAP Operating Cash Flow $737 million, an increase of 19% over prior year; excluding the impact of foreign exchange, the increase was 26%

•	Adjusted Operating Cash Flow $865 million, an increase of 12% over prior year; excluding the impact of foreign exchange, the increase was 18%

•	Deals recently closed include Sprout, brodalumab, Synergetics and Amoun, which is expected to close later today

Fourth Quarter 2015 Guidance

•	Total Revenue increased to $3.25 - $3.45 billion from $3.2 - $3.4 billion

•	Cash EPS increased to $4.00 - $4.20 from $3.98 - $4.18

Full Year 2015 Guidance

•	Total Revenue increased to $11.0 - $11.2 billion from $10.7 - $11.1 billion,

•	Salix revenue expected to be ~$1.35 billion

•	Cash EPS increased to $11.67 - $11.87 from $11.50 - $11.80

•	Adjusted Cash Flow from Operations of greater than $3.35 billion

•	Same Store Sales Organic Growth of >10% for Q4 and FY 2015

Laval, Quebec, October 19, 2015 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) today announced third quarter financial results for 2015.

“Today, we reported yet another consecutive quarter of strong financial results that exceeded expectations,” stated J. Michael Pearson, chairman and chief executive officer. “I am incredibly proud of the hard work and effort put forth by Valeant’s employees around the world. I would also like to thank all the doctors who prescribe our products and the patients who use them. We will be discussing our outperformance on our conference call later today, as well as addressing the most frequently asked questions we have been hearing from our shareholders. With our strong product portfolio and growth prospects, we feel very confident in our future outlook and we are reaffirming our $7.5 billion EBITDA floor for 2016.”

Conference Call and Webcast Information

Valeant will host a conference call and a live webcast along with a slide presentation today at 8:00 a.m. ET (5:00 a.m. PT) to discuss results for the 2015 third quarter. The dial-in number to participate on this call is (877) 876-8393, confirmation code 49576177. International callers should dial

(973) 200-3961, confirmation code 49576177. A replay will be available approximately two hours following the conclusion of the conference call to October 26, 2015, and can be accessed by dialing (855) 859-2056 or (404) 537-3406, confirmation code 49576177.

The webcast and slide presentation will be hosted in the investor relations section of its corporate website at www.valeant.com. Participants should allow approximately five to ten minutes prior to the call’s start time to visit the site and to download any streaming media software needed to listen to the webcast. An online archive of the webcast will be available following the end of the live call in the webcast archive portion of the investor relations section at www.valeant.com.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorder, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding our expected future performance, including guidance with respect to revenue, Cash EPS, adjusted cash flow from operations, and organic growth, and assumptions related to the impact of future generic competition. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & property, plant and equipment step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration, acquisition-related and other costs, In-process research and development, impairments and other charges, (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization including intangible asset impairments and other non-cash charges, amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets sold/held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Financial Tables follow.

###

Valeant Pharmaceuticals International, Inc.	Table 1

Condensed Consolidated Statements of Income (Loss)

For the Three and Nine Months Ended September 30, 2015 and 2014

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2015	2014	2015	2014
Product sales	$2,748.2	$2,022.9	$7,590.1	$5,868.1
Other revenues	38.6	33.3	120.0	115.4

Total revenues	2,786.8	2,056.2	7,710.1	5,983.5

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	634.6	545.8	1,864.9	1,619.5
Cost of other revenues	13.6	15.0	43.1	45.3
Selling, general and administrative (“SG&A”)	697.6	504.1	1,956.9	1,501.8
Research and development	101.6	59.1	238.5	186.9
Acquisition-related contingent consideration	3.8	4.0	22.6	14.8
In-process research and development impairments and other charges	95.8	19.9	108.1	40.3
Other (income)/expense	30.2	(232.0)	213.2	(275.7)
Restructuring, integration, acquisition-related and other costs	82.6	63.3	300.3	341.1
Amortization and impairments of finite-lived intangible assets	679.2	393.1	1,629.8	1,113.9

	2,339.0	1,372.3	6,377.4	4,587.9

Operating income (loss)	447.8	683.9	1,332.7	1,395.6

Interest expense, net	(419.5)	(257.6)	(1,128.2)	(742.3)
Loss on extinguishment of debt	—	—	(20.0)	(93.7)
Gain (loss) on investments, net	—	3.4	—	5.9
Foreign exchange and other	(34.0)	(53.0)	(99.5)	(63.0)

Income (loss) before (recovery of) provision for income taxes	(5.7)	376.7	85.0	502.5

(Recovery of) provision for income taxes	(57.4)	100.3	10.4	124.4

Net income (loss)	51.7	276.4	74.6	378.1

Less: Net income (loss) attributable to noncontrolling interest	2.2	1.0	4.4	(0.5)

Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$49.5	$275.4	$70.2	$378.6

Earnings (loss) per share:
Basic:
Earnings (loss)	$0.14	$0.82	$0.21	$1.13

Shares used in per share computation	344.9	335.4	340.8	335.2

Diluted:
Earnings (loss)	$0.14	$0.81	$0.20	$1.11

Shares used in per share computation	351.0	341.3	347.2	341.4

Valeant Pharmaceuticals International, Inc.	Table 2

Reconciliation of GAAP EPS to Cash EPS

For the Three and Nine Months Ended September 30, 2015 and 2014

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2015	2014	2015	2014
Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$49.5	$275.4	$70.2	$378.6

Non-GAAP adjustments (a):
Inventory step-up (b)	27.2	12.3	97.7	21.9
PP&E step-up/down (c)	6.4	6.3	21.7	15.8
Stock-based compensation (d)	15.5	(1.9)	17.1	2.4
Acquisition-related contingent consideration (e)	3.8	4.0	22.6	14.8
In-process research and development impairments and other charges (f)	95.8	19.9	108.1	40.3
Other (income)/expense (g)	30.2	(232.0)	213.2	(275.7)
Restructuring, integration, acquisition-related and other costs (h)	82.6	63.3	300.3	341.1
Amortization and impairments of finite-lived intangible assets and other non-GAAP charges (i)	683.1	405.1	1,639.8	1,149.8

	944.6	277.0	2,420.5	1,310.4

Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest (j)	20.3	34.7	131.5	58.1
Loss on extinguishment of debt	—	—	20.0	93.7
(Gain) loss on disposal of fixed assets and assets held for sale/impairment, net	7.4	1.9	7.9	2.7
Foreign exchange and other (k)	31.0	55.2	96.6	62.4
Tax (l)	(91.5)	74.6	(79.0)	63.2

Total adjustments	911.8	443.4	2,597.5	1,590.5

Adjusted net income attributable to Valeant Pharmaceuticals International, Inc.	$961.3	$718.8	$2,667.7	$1,969.1

GAAP earnings (loss) per share - diluted	$0.14	$0.81	$0.20	$1.11

Cash earnings per share - diluted	$2.74	$2.11	$7.68	$5.77

(a)	See footnote (a) to Table 2a and Table 2b.
(b)	See footnote (b) to Table 2a and Table 2b.
(c)	See footnote (c) & (d) to Table 2a and Table 2b.
(d)	See footnote (d) to Table 2a and Table 2b.
(e)	See footnote (e) to Table 2a and Table 2b.
(f)	See footnote (f) to Table 2a and Table 2b.
(g)	See footnote (g) to Table 2a and Table 2b.
(h)	See footnote (h) (i) to Table 2a and Table 2b.
(i)	See footnote (c) to Table 2a and Table 2b.
(j)	See footnote (j) to Table 2a and Table 2b.
(k)	See footnote (k) to Table 2a and Table 2b.
(l)	See footnote (l) to Table 2a and Table 2b.

Valeant Pharmaceuticals International, Inc.	Table 2a

Reconciliation of GAAP EPS to Cash EPS

For the Three Months Ended September 30, 2015 and 2014

	Non-GAAP Adjustments(a) for
	Three Months Ended
	September 30,
(In millions)	2015		2014
Product sales	$—		$—
Other revenues	—		—

Total revenues	—		—

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	(36.2	)(b)(c)	(27.0	)(b)(c)
Cost of other revenues	—		—
Selling, general and administrative (“SG&A”)	(23.9	)(d)	(3.3	)(d)
Research and development	(0.3)		(0.3)
Acquisition-related contingent consideration	(3.8	)(e)	(4.0	)(e)
In-process research and development impairments and other charges	(95.8	)(f)	(19.9	)(f)
Other income/(expense)	(30.2	)(g)	232.0	(g)
Restructuring, integration, acquisition-related and other costs	(82.6	)(h)	(63.3	)(i)
Amortization and impairments of finite-lived intangible assets	(679.2)		(393.1)

	(952.0)		(278.9)

Operating income (loss)	952.0		278.9

Interest expense, net	20.3	(j)	34.7	(j)
Loss on extinguishment of debt	—		—
(Gain) loss on investments, net	—		—
Foreign exchange and other	31.0	(k)	55.2	(k)

Income (loss) before (recovery of) provision for income taxes	1,003.3		368.8
(Recovery of) provision for income taxes	(91.5	)(l)	74.6	(l)

Total adjustments to net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$911.8		$443.4

Earnings (loss) per share:

Diluted:
Total adjustments to earnings (loss)	$2.60		$1.30

Shares used in per share computation	351.0		341.3

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & property, plant and equipment step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration, acquisition-related and other costs, In-process research and development, impairments and other charges, (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization including intangible asset impairments and other non-cash charges, amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets sold/held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(b)	ASC 805, Business Combinations, requires an inventory fair value step-up whose total impact for the three months ended September 30, 2015 is $27.2 million primarily due to the acquisition of Salix Pharmaceuticals Ltd on April 1, 2015. For the three months ended September 30, 2014 the impact of inventory fair value step-up is $12.3 million primarily due to the acquisition of PreCision Dermatology Inc. on July 7, 2014 and other smaller acquisitions.
(c)	For the three months ended September 30, 2015 and 2014, cost of goods sold includes $4.0 million and $7.6 million, respectively, of costs associated with integration related tech transfers, PP&E step up of $5.1 million and $5.6 million, respectively, primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated. For the three months ended September 30, 2014, cost of goods sold also includes $1.5 million amortization of a BMS fair value inventory adjustment.
(d)	For the three months ended September 30, 2015, SG&A primarily includes $15.5 million of stock-based compensation which primarily reflects the expense associated with the modified equity awards for an executive who retired in June 2015 and PP&E step up of $1.0 million primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated. For the three months ended September 30, 2014, SG&A primarily includes ($1.9) million of stock-based compensation which reflects the acceleration of certain equity instruments, $1.9 million loss on assets held for sale and fees associated with the proposed Allergan transaction, $1.7 million.
(e)	Net expense/(income) from the changes in acquisition-related contingent consideration for the three months ended September 30, 2015 and 2014 is $3.8 million and $4.0 million, respectively.
(f)	In-process research and development impairments and other charges for the three months ended September 30, 2015 of $95.8 million is primarily due to the write-off of the Rifaximin SSD development program of $90.2 million. In-process research and development impairments and other charges for the three months ended September 30, 2014 is $19.9 million due to the write-offs of IPR&D assets including $12.5 million acquired in the Medicis Pharmaceuticals Corporation acquisition in December 2012.
(g)	For the three months ended September 30, 2015, other (income)/expense of $30.2 million primarily due to a legal related charge associated with the AntiGrippin® litigation, $25.4 million. For the three months ended September 30, 2014, other (income)/expense of ($232.0) million primarily relating to the gain on sale of filler and toxin assets, ($323.9) million, offset by $58.5 million loss on sale of Metronidazole 1.3%, a post combination expense of $20.4 million related to acceleration of unvested stock options for PreCision employees and $8.8 million loss on sale of generic tretinoin product rights acquired in the PreCision Dermatology Inc. acquisition.
(h)	Restructuring, integration, acquisition-related and other costs of $82.6 million primarily driven by the acquisitions of Salix Pharmaceuticals, Ltd and Dendreon Corporation. These include $45.7 million of contract terminations, integration consulting, transition services, duplicative labor and other, $18.8 million of other, $8.2 million of employee severance costs, $7.1 million of acquisition costs, $2.2 million of facility closure costs and $0.6 million of non-personnel manufacturing integration costs.
(i)	Restructuring, integration, acquisition-related and other costs of $63.3 million primarily relates to the acquisitions of Bausch & Lomb Holdings Incorporated, PreCision Dermatology Inc. and Solta Medical, Inc., and other Valeant restructuring and integration initiatives. These include $34.4 million of contract terminations, integration consulting, transition services, duplicative labor and other, $15.1 million of employee severance costs, $8.3 million of facility closure costs, $2.1 million of other, $1.8 million of non-personnel manufacturing integration costs and $1.6 million of acquisition costs.
(j)	Non-cash interest expense associated with amortization and write-down of deferred financing costs and debt discounts for the three months ended September 30, 2015 and 2014 is $20.3 million and $34.7 million, respectively.
(k)	Unrealized foreign exchange loss on intercompany financing arrangements for the three months ended September 30, 2015 and 2014 is $31.0 million and $55.2 million, respectively.
(l)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in deferred taxes.

Valeant Pharmaceuticals International, Inc.	Table 2b

Reconciliation of GAAP EPS to Cash EPS

For the Nine Months Ended September 30, 2015 and 2014

	Non-GAAP Adjustments(a) for
	Nine Months Ended
	September 30,
(In millions)	2015		2014
Product sales	$—		$—
Other revenues	—		—

Total revenues	—		—

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	(124.9	)(b)(c)	(64.3	)(b)(c)
Cost of other revenues	—		—
Selling, general and administrative (“SG&A”)	(28.5	)(d)	(13.4	)(d)
Research and development	(1.0)		(1.0)
Acquisition-related contingent consideration	(22.6	)(e)	(14.8	)(e)
In-process research and development impairments and other charges	(108.1	)(f)	(40.3	)(f)
Other income/(expense)	(213.2	)(g)	275.7	(g)
Restructuring, integration, acquisition-related and other costs	(300.3	)(h)	(341.1	)(i)
Amortization and impairments of finite-lived intangible assets	(1,629.8)		(1,113.9)

	(2,428.4)		(1,313.1)

Operating income (loss)	2,428.4		1,313.1
Interest expense, net	131.5	(j)	58.1	(j)
Loss on extinguishment of debt	20.0		93.7
Foreign exchange and other	96.6	(k)	62.4	(k)

Income (loss) before (recovery of) provision for income taxes	2,676.5		1,527.3
(Recovery of) provision for income taxes	(79.0	)(l)	63.2	(l)

Total adjustments to net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$2,597.5		$1,590.5

Earnings (loss) per share:

Diluted:
Total adjustments to earnings (loss)	$7.48		$4.66

Shares used in per share computation	347.2		341.4

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & property, plant and equipment step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration, acquisition-related and other costs, In-process research and development, impairments and other charges, (“IPR&D”), legal settlements outside the ordinary course of business, the impact of currency fluctuations, amortization including intangible asset impairments and other non-cash charges, amortization and write-down of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on assets sold/held for sale/impairment, net, (gain) loss on investments, net, and adjusts tax expense to cash taxes.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(b)	ASC 805, Business Combinations, requires an inventory fair value step-up whose total impact for the nine months ended September 30, 2015 is $97.7 million primarily due to the acquisitions of Salix Pharmaceuticals Ltd on April 1, 2015 and Marathon Pharmaceuticals, LLC on February 10, 2015. For the nine months ended September 30, 2014, the impact of inventory fair value step-up is $21.9 million primarily relating to the acquisitions of Solta Medical, Inc. on January 23, 2014 and PreCision Dermatology Inc. on July 7, 2014.
(c)	For the nine months ended September 30, 2015 and 2014, cost of goods sold includes $10.0 million and $22.2 million, respectively, of costs associated with integration related tech transfers, PP&E step up of $17.2 million and $15.7 million, respectively, primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated. For the nine months ended September 30, 2014, cost of goods sold also includes $4.5 million amortization of a BMS fair value inventory adjustment.
(d)	For the nine months ended September 30, 2015, SG&A primarily includes $17.1 million of stock-based compensation which primarily reflects the expense associated with the modified equity awards for an executive who retired in June 2015 and PP&E step up of $3.5 million primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated. For the nine months ended September 30, 2014, SG&A primarily includes $2.4 million of stock-based compensation which reflects acceleration of certain equity instruments and registration fees associated with the proposed Allergan transaction, $6.2 million.
(e)	Net expense/(income) from the changes in acquisition-related contingent consideration for the nine months ended September 30, 2015 and 2014 is $22.6 million and $14.8 million, respectively.
(f)	In-process research and development impairments and other charges for the nine months ended September 30, 2015 of $108.1 million is primarily due to the write-offs of the Rifaximin SSD developmental program, $90.2 million, and Arestin® Peri-Implantitis developmental program, $12.3 million. In-process research and development impairments and other charges for the nine months ended September 30, 2014, $40.3 million is primarily due to the write-offs of IPR&D assets including $12.5 million acquired in the Medicis Pharmaceutical Corporation acquisition in December 2012, an upfront payment made in connection with an amendment to a license and distribution agreement with a third party, $12.0 million, and payments to third parties with the achievement of specific developmental and regulatory milestones under our R&D programs, including Jublia®, $8.4 million.
(g)	For the nine months ended September 30, 2015, other (income)/expense of $213.2 million primarily relates to post-combination expense of $168.4 million related to the acceleration of unvested restricted stock for Salix employees, legal related charge associated with the AntiGrippin® litigation, $25.4 million, and loss on sale of divested assets of $13.0 million. For the nine months ended September 30, 2014, other (income)/expense of ($275.7) million primarily relating to the gain on sale of filler and toxin assets, ($323.9) million and the reversal of the AntiGrippin® litigation reserve of ($50.0) million, offset by $58.5 million loss on sale of Metronidazole 1.3%, a post combination expense of $20.4 million related to acceleration of unvested stock options for PreCision employees, $8.8 million loss on generic tretinoin product rights acquired in the PreCision Dermatology Inc. acquisition and $5.6 million related to a settlement of a preexisting relationship with respect to the acquisition of Solta Medical, Inc.
(h)	Restructuring, integration, acquisition-related and other costs of $300.3 million primarily driven by the acquisitions of Salix Pharmaceuticals, Ltd, Dendreon Corporation and Bausch & Lomb Holdings Incorporated. These include $128.8 million of contract terminations, integration consulting, transition services, duplicative labor and other, $113.0 million of employee severance costs, $24.9 million of other, $26.3 million of acquisition costs, $5.9 million of facility closure costs and $1.4 million of non-personnel manufacturing integration costs.
(i)	Restructuring, integration, acquisition-related and other costs of $341.1 million primarily relates to the acquisitions of Bausch & Lomb Holdings Incorporated, the restructuring of a manufacturing facility in Waterford, Ireland, the acquisition of Solta Medical, Inc., other Valeant restructuring and integration initiatives and the acquisitions of PreCision Dermatology Inc. and OnPharma Inc. These include $158.3 million of contract terminations, integration consulting, transition services, duplicative labor and other, $118.0 million of employee severance costs, $35.9 million of facility closure costs, $15.4 million of other, $6.3 million of non-personnel manufacturing integration costs, $3.7 million of acquisition costs and $3.5 million of stock-based compensation.
(j)	Non-cash interest expense associated with amortization of deferred financing costs and debt discounts for the nine months ended September 30, 2015 and 2014 is $51.1 million and $58.1 million, respectively. The nine months ended September 30, 2015 also includes $72.4 million write-down of deferred finance costs and $8.0 million of interest expense resulting from the acquisition of Salix Pharmaceuticals, Ltd.
(k)	Unrealized foreign exchange loss on intercompany financing arrangements for the nine months ended September 30, 2015 and 2014 is $70.0 million and $62.4 million, respectively. The nine months ended September 30, 2015 also includes unrealized foreign exchange loss of $26.6M relating to a foreign currency forward-exchange contracts.
(l)	Total tax effect of non-GAAP pre-tax adjustments, resolution of uncertain tax positions and change in deferred taxes.

Valeant Pharmaceuticals International, Inc.	Table 3

Statement of Revenues - by Segment

For the Three and Nine Months Ended September 30, 2015 and 2014

(In millions)

	Three Months Ended
	September 30,
	2015 GAAP	2014 GAAP	% Change	2015 currency impact	2015 excluding currency impact non-GAAP	% Change
Revenues (a)(b)
Dermatology	$465.5	$305.2	53%	$—	$465.5	53%
Consumer	151.0	141.4	7%	—	151.0	7%
Ophthalmology Rx	114.3	117.8	-3%	—	114.3	-3%
Contact Lenses	60.4	44.8	35%	—	60.4	35%
Surgical	54.6	54.0	1%	—	54.6	1%
Neuro & Other/Generics	546.5	391.6	40%	—	546.5	40%
Dental	43.8	32.4	35%	—	43.8	35%
Oncology/Urology	69.3	—		—	69.3
GI	462.8	—		—	462.8
Total U.S.	1,968.2	1,087.2	81%	—	1,968.2	81%
ROW Developed	352.5	420.7	-16%	67.6	420.1	0%

Developed Markets	2,320.7	1,507.9	54%	67.6	2,388.3	58%
Emerging Markets-Europe/Middle East/Africa	224.7	295.0	-24%	66.3	291.0	-1%
Emerging Markets-Latin America	92.6	113.6	-18%	29.8	122.4	8%
Emerging Markets-Asia	148.8	139.7	7%	8.3	157.1	12%

Emerging Markets	466.1	548.3	-15%	104.4	570.5	4%

Total revenues	$2,786.8	$2,056.2	36%	$172.0	$2,958.8	44%

	Nine Months Ended
	September 30,
	2015 GAAP	2014 GAAP	% Change	2015 currency impact	2015 excluding currency impact non-GAAP	% Change
Revenues (a)(b)
Dermatology	$1,346.6	$907.7	48%	$—	$1,346.6	48%
Consumer	469.7	446.0	5%	—	469.7	5%
Ophthalmology Rx	378.8	333.6	14%	—	378.8	14%
Contact Lenses	159.3	127.8	25%	—	159.3	25%
Surgical	159.2	158.5	0%	—	159.2	0%
Neuro & Other/Generics	1,611.8	1,075.8	50%	—	1,611.8	50%
Dental	137.6	82.3	67%	—	137.6	67%
Oncology/Urology	173.1	—		—	173.1
GI	776.1	—		—	776.1
Total U.S.	5,212.2	3,131.7	66%	—	5,212.2	66%
ROW Developed	1,110.5	1,277.7	-13%	204.8	1,315.3	3%

Developed Markets	6,322.7	4,409.4	43%	204.8	6,527.5	48%
Emerging Markets-Europe/Middle East/Africa	691.7	859.2	-19%	199.2	890.9	4%
Emerging Markets-Latin America	275.9	322.7	-15%	65.0	340.9	6%
Emerging Markets-Asia	419.8	392.2	7%	15.4	435.2	11%

Emerging Markets	1,387.4	1,574.1	-12%	279.6	1,667.0	6%

Total revenues	$7,710.1	$5,983.5	29%	$484.4	$8,194.5	37%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2015 reported amounts adjusted to exclude currency impact, calculated using 2014 monthly average exchange rates, to the actual 2014 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.

Valeant Pharmaceuticals International, Inc.	Table 4

Reconciliation of GAAP Cost of Goods Sold to Non-GAAP Cost of Goods Sold - by Segment

For the Three and Nine Months Ended September 30, 2015

(In millions)

4.1 Cost of goods sold (a)

	Three Months Ended
	September 30,
	2015 as reported GAAP	% of product sales	2015 fair value step-up adjustment to inventory and other non- GAAP (b)	2015 excluding fair value step-up adjustment to inventory and other non-GAAP	% of product sales
Developed Markets	$453.7	20%	$34.2	$419.5	18%
Emerging Markets	180.9	39%	2.0	178.9	39%

	$634.6	23%	$36.2	$598.4	22%

	Nine Months Ended
	September 30,
	2015 as reported GAAP	% of product sales	2015 fair value step-up adjustment to inventory and other non- GAAP (c)	2015 excluding fair value step-up adjustment to inventory and other non-GAAP	% of product sales
Developed Markets	$1,325.9	21%	$119.3	$1,206.6	19%
Emerging Markets	539.0	40%	5.6	533.4	39%

	$1,864.9	25%	$124.9	$1,740.0	23%

(a)	See footnote (a) to Table 2a.
(b)	Developed Markets include $26.2 million of fair value step-up adjustment to inventory, PP&E net step up adjustment of $4.8 million and $3.2 million of integration related tech transfer costs. Emerging Markets include $1.0 million of fair value step-up adjustment to inventory, $0.8 million of integration related tech transfer costs and $0.2 million of PP&E step up adjustment.
(c)	Developed Markets include $96.8 million of fair value step-up adjustment to inventory, PP&E net step up adjustment of $16.2 million and $6.3 million of integration related tech transfer costs. Emerging Markets include $0.9 million of fair value step-up adjustment to inventory, $3.7 million of integration related tech transfer costs and $1.0 million of PP&E step up adjustment.

Valeant Pharmaceuticals International, Inc.	Table 5

Consolidated Balance Sheet and Other Data

(In millions)

5.1 Cash

	As of	As of
	September 30,	December 31,
	2015	2014
Cash and cash equivalents	$1,420.0	$322.6
Marketable securities	—	—

Total cash and marketable securities	$1,420.0	$322.6

Debt

Revolving Credit Facility	$—	$165.0
Series A-1 Tranche A Term Loan Facility	139.8	139.3
Series A-2 Tranche A Term Loan Facility	136.6	135.5
Series A-3 Tranche A Term Loan Facility	1,878.8	1,633.8
Series A-4 Tranche A Term Loan Facility	962.8	—
Series D-2 Tranche B Term Loan Facility	1,085.8	1,088.4
Series C-2 Tranche B Term Loan Facility	833.7	835.0
Series E-1 Tranche B Term Loan Facility	2,530.3	2,543.8
Series F Tranche B Term Loan Facility	4,062.2	—
Senior Notes	19,241.3	8,675.2
Other	12.0	12.9

	30,883.3	15,228.9
Less: current portion	(707.0)	(0.9)

Total long-term debt	$30,176.3	$15,228.0

5.2 Summary of Cash Flow Statements

	Three Months Ended
	September 30,
	2015	2014
Cash flow provided by (used in):

Net cash provided by operating activities (GAAP)	$736.5	$618.7
Restructuring, integration and acquisition-related costs (c)	82.6	63.3
Payment of accrued legal settlements	26.2	0.2
Excess tax benefit from share-based compensation (a)	(3.9)	15.9
Acquired in-process research and development	—	5.0
Working capital change related to business development activities	—	27.1
Changes in working capital related to restructuring, integration and acquisition-related costs(c)	23.9	41.2

Adjusted cash flow from operations (Non-GAAP) (b)	$865.3	$771.4

(a)    Includes excess tax benefit from share-based compensation which will reduce taxes in future periods.

(b)    See footnote (a) to Table 2a.

(c)    Total restructuring, integration and acquisition-related costs cash payments of $106.5 million are broken down as follows:

Project Type	Cash Paid	Expensed
Salix Pharmaceuticals, Ltd	74.8	54.3
Dendreon Corporation	15.5	7.6
Bausch & Lomb Holdings Incorporated	2.7	1.0
Marathon Pharmaceuticals, LLC	2.4	2.3
Project Vision/Waterford	2.0	—
Europe (Various Deals)	3.2	3.1
Other (Various deals)	5.9	14.3

Total	106.5	82.6

Expense Type	Cash Paid
Integration related consulting, duplicative labor, transition services, and other	47.7
Severance payments	28.3
Facility closure costs, other manufacturing integration, and other	20.6
Acquisition-related costs paid to 3rd parties	9.9

Total	106.5

Valeant Pharmaceuticals International, Inc.	Table 6

Organic Growth - by Segment

For the Three Months Ended September 30, 2015

(In Millions)

	As reported For the Three Months Ended September 30,
										Organic growth
							(a)	(b)		(b)	(b)
	(1) Q3 2015	(2) Acq impact	(3) Q3 2015 Same store	(4) Q3 2014	(5) Pro Forma Adj	(6) Q3 2014	(7) Currency impact Same store	(8) Currency impact Acq	(9) Divestitures / Discontinuations (c )	Pro Forma (1)+(7)+(8) / (6)-(9) (e)	Same store (3)+(7) / (4)-(9) (e)
Total U.S. (d)	1,947.8	632.4	1,315.4	1,079.1	465.2	1,544.2	(0.0)	0.0	2.4	26%	22%
ROW Developed	342.9	3.8	339.0	407.5	3.7	411.2	63.4	2.1	2.5	0%	-1%

Developed Markets	2,290.7	636.2	1,654.4	1,486.5	468.9	1,955.4	63.4	2.1	5.0	21%	16%
Emerging Markets	458.2	10.9	447.3	537.0	7.5	544.4	101.1	2.2	5.1	4%	3%

Total product sales	2,748.9	647.1	2,101.8	2,023.5	476.4	2,499.9	164.4	4.3	10.1	17%	13%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2015 reported amounts adjusted to exclude currency impact, calculated using 2014 monthly average exchange rates, to the actual 2014 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.
(b)	See footnote (a) to Table 2a.
(c)	Includes divestitures, discontinuations and supply interruptions.
(d)	Includes Valeant’s attributable portion of revenue from joint ventures (JV) - $0.6M Q3’15 and $0.6M Q3 ‘14.
(e)	Organic Growth Definitions:

Same Store (SS): This measure provides growth rates for businesses that have been owned for one year or more. .

((Current Year Total product sales – acquisitions within the last year + YoY FX impact) - (Prior Year Total product sales – divestitures & discontinuations))/(Prior Year Total product sales – divestitures & discontinuations)

Pro Forma (PF): This measure provides year over year growth rates for the entire business, including those that have been acquired within the last year.

((Current Year Total product sales + YoY FX impact) – (Prior Year Total product sales + Pro Forma impact of acquisitions within the last year - divestitures or discontinuations))/(Prior Year Total product sales + Pro Forma impact of acquisitions within the last year - divestitures or discontinuations).